UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker, Suite 300
Chicago, Illinois 60606
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, Capital Growth Systems, Inc. (the “Company”) offered to amend all of its outstanding Warrant Agreements for a limited time. The Company currently has outstanding Warrant Agreements with respect to warrants to purchase up to an aggregate of approximately 82 million shares of its common stock. The Company is offering to amend the Warrant Agreements in order to generate additional funds to enable it to execute on its business plan and to simplify its capital structure, with an ultimate goal of achieving a national exchange listing. The Company believes that the market price of its capital stock reflects, in part, the overhang from the large number of outstanding warrants. Early exercise of the warrants would reduce the outstanding number of warrants and provide an efficient means for generating additional cash. In addition, the Company has effected certain cost cutting measures and revenue initiatives (see discussion below) aimed at moving the Company toward profitability and putting it in a better position to ultimately seek an exchange listing (see “Risk Factors,” below).

The offer to amend allows Warrant Agreement holders to exercise all or a portion of their warrants at $0.15 per share by October 24, 2007 (subject to a possible limited extension as determined by the Company in its sole discretion and without notice). In addition, if a Warrant Agreement holder exercises his, her or its warrants on or prior to such date for at least half of the shares underlying the Warrant Agreement, the holder will be provided cashless exercise rights (to the extent the original Warrant Agreement does not contain cashless exercise rights) for the remaining shares in the Warrant Agreement at the original exercise price. If the Warrant Agreement holder does not accept the offer by exercising all or a portion of his, her or its warrants on or before October 24, 2007 (or the additional outside date, if extended), then the Warrant Agreement of such holder will remain in place and not be amended.

Item 8.01 Other Events.

As mentioned in Item 1.01 above, the Company has offered to lower the exercise price of its outstanding warrants to encourage the generation of cash to enable the Company to better meet its business plan. The Company has commenced the installation and turn up of circuits at a number of its existing and new accounts, including the recently announced initial novation that it has contracted to put in place, which has resulted in growth of its core business. At the same time, the Company has commenced an aggressive program toward the reduction of costs through a combination of the following: (i) reduction in head count in non-critical areas; (ii) outsourcing of certain telecom functions in a manner expected to lower cost without sacrificing customer service; (iii) reduction in space rental requirements, intended to effect cost savings at end of certain existing leases (and possibly beforehand); and (iv) reduction of personnel and certain operating activities at its discontinued operations, intended to reduce monthly cash requirements.

The Company is hopeful, but can provide no guarantees, that the above initiatives will move the Company toward profitability in the future. The Company is using the warrant exercise program (and is considering other capital initiatives) as a manner of seeking to improve its balance sheet, which it views as a critical step toward continued growth of its core connectivity business. The Company is also seeking additional independent candidates for its board of directors (including to fill the seat recently vacated by its former chairman), as it recognizes that it will need to have in place a majority of independent members of its board of directors in the future if it is to seek ultimate listing as an exchange traded stock.

The Company continues to experience significant risk factors with respect to its operations and capitalization, which include but are not limited to the following:

The Company has significant leverage in place and continues to lose money from operations. The Company has significant leverage in place, including a secured line of credit in favor of Hilco Financial, LLC, enabling draws of up to $12,000,000, and secured subordinated financing from a series of individual and entity lenders of which an aggregate of $7,263,438 in original principal amount has been advanced as of October 1, 2007, maturing January 19, 2009. In addition, the Company has borrowed $350,000 from certain other individuals on a short-term basis maturing September 30, 2007 and expects, but cannot guarantee, that it will reach financial accommodations with those lenders for the extension and/or conversion to equity of those loans. The Company, since its inception, has failed to generate sufficient cash from operations to meet its cost of operations. Therefore, there is substantial risk that the Company will be unable to repay the above indebtedness or generate sufficient cash from operations to support its operations absent additional infusions of cash. The Company has not yet closed its books for the quarter ended September 30, 2007 but expects that it will not meet the EBITDA covenant for its Hilco financing with respect to its third quarter of operations and there is a risk that Hilco may not choose to waive this covenant violation once third quarter financial information is reported. If Hilco does not waive this covenant violation, then the Company will be in default which could adversely effect the Company’s operations and ability to continue as a going concern.

In order to raise additional capital necessary for the Company to support operations and meet outstanding obligations, current shareholders may experience significant dilution. The Company expects that it will need to raise additional funds to support operations and meet outstanding obligations. Certain of such funds may come from the exercise of some of the Company’s warrants pursuant to the offer to reduce the price of the warrants as outlined in Item 1.01 above. It is likely that additional funds will be needed beyond the warrant exercises. Such funds may come from one or more of the following sources: raising of additional debt financing, the renegotiation of existing debt or the raising of additional equity capital through fresh funds and/or conversions of existing debt to equity. As of this date, there are no commitments for any of the foregoing and the Company anticipates that additional equity and/or rights to acquire equity (in the form of warrants, options and/or debt with conversion features) will need to be made available in connection with any such financing, the terms of which are not presently determinable but which are expected to be dilutive of existing equity holders.

The Company is subject to litigation with two former principals that may expose the Company to significant costs and expenses. The Company recently filed suit seeking a declaratory judgment regarding circumstances associated with the termination of two former principals (and former employees) of one of its subsidiaries, Global Capacity Group, Inc. Such suit seeks a determination that there is no obligation to make any further payments with respect to their employment agreements or the earnout consideration otherwise payable on the second and third anniversaries of the acquisition of Global Capacity (calling for up to $3,000,000 in each instance, based on achievement of certain performance criteria). Following the institution of such suit, the two former principals filed suit seeking payment of compensation from the point of termination of employment through the end of their respective employment agreements, payment of the full earn out payments with respect to the contingent earnout set forth in the original merger agreement for the acquisition of Global Capacity and other compensatory damages. While the Company believes that if fully litigated it will prevail on the merits of the case, there can be no assurances as to the outcome of any litigation and the amounts at issue in this case are substantial.

The Company is selectively reducing operations and headcount at its discontinued operations. The Company has previously announced that it has determined that two of its subsidiaries are not core to its operations and that it is seeking to dispose of or otherwise deal with those subsidiaries. In the interim, staffing levels and operating activities will be reduced. This is expected to result in a significant cost savings to the Company but may impair the Company’s ability to market these assets.

The Company does not presently meet the listing requirements of any major domestic stock exchange. Although the Company has a goal of becoming exchange listed, it does not presently meet the criteria for an exchange listing and there can be no assurances it will be able to do so in the future. The Company will need to improve its balance sheet and/or generate historical profitability at sufficient levels, as well as to improve its stock price and cause a majority of the members of its board of directors to be appointed or elected who are deemed “independent” by the standards of the exchange in question in order to become exchange listed.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

/s/ Patrick C. Shutt
By: Patrick C. Shutt
Its: Chief Executive Officer

Dated: October 3, 2007